UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant Under Rule 14a-12

RCI Hospitality Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee paid previously with preliminary materials

[  ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

RCI HOSPITALITY HOLDINGS, INC.
10737 CUTTEN ROAD
HOUSTON, TEXAS 77066

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, AUGUST 28, 2023

The Annual Meeting of Stockholders (the “Annual Meeting”) of RCI Hospitality Holdings, Inc. (“we,” “us” and the “Company”) will be held at our corporate offices located at 10737 Cutten Road, Houston, Texas 77066, on Monday, August 28, 2023 at 10:00 a.m. (Central Time) for the following purposes:

(1)	To elect six directors;
(2)	To ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023;
(3)	To approve a non-binding advisory resolution on executive compensation;
(4)	To vote on whether advisory votes on executive compensation should occur every one, two or three years;
     And to act upon such other business as may properly come before the Annual Meeting.

Only holders of common stock of record at the close of business on July 3, 2023, will be entitled to vote at the Annual Meeting or any adjournment thereof. You are cordially invited to attend the Annual Meeting.

We have elected to furnish proxy materials and our fiscal 2022 Annual Report on Form 10-K (“Annual Report”) to many of our stockholders over the Internet pursuant to Securities and Exchange Commission rules, which should allow us to reduce costs. On or about July 14, 2023, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and how to vote online. All stockholders who have previously expressed a specific request to receive paper copies of proxy materials will be sent a copy of the Proxy Statement and Annual Report by mail beginning on or about July 21, 2023. The Notice also contains instructions on how you can elect to receive a printed copy of the Proxy Statement and Annual Report, if you only received a Notice by mail. The Proxy Statement, Annual Report to security holders for the year ended September 30, 2022 and proxy card are available at www.proxyvote.com.

Due to the public health impact of the novel coronavirus disease (“COVID-19”) outbreak, any person in attendance who exhibits cold or flu-like symptoms or who has been exposed to COVID-19 may be asked to leave the premises for the protection of the other attendees. We reserve the right to take any additional precautionary measures deemed appropriate in relation to the meeting and access to the meeting premises. As a result of the public health and travel risks and concerns due to COVID-19, we may announce alternative arrangements for the meeting, which may include switching to a virtual meeting format, or changing the time, date or location of the Annual Meeting. If we take this step, we will announce any changes in advance in a press release available on our website (rcihospitality.com) and filed with the Securities Exchange Commission as additional proxy materials, and as otherwise required by applicable state law.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. If you received the proxy materials by mail, you can vote your shares by completing, signing, dating, and returning your completed proxy card, by telephone or over the Internet. If you received the proxy materials over the Internet, a proxy card was not sent to you, and you may vote your shares only by telephone or over the Internet. To vote by telephone or Internet, follow the instructions included in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

ERIC S. LANGAN
CHAIRMAN OF THE BOARD AND PRESIDENT
July 14, 2023
HOUSTON, TEXAS

RCI HOSPITALITY HOLDINGS, INC.
10737 CUTTEN ROAD
HOUSTON, TEXAS 77066

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 28, 2023

This proxy statement (the “Proxy Statement”) is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of RCI Hospitality Holdings, Inc., a Texas corporation (“we,” “us” and the “Company”), for their use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our corporate offices located at 10737 Cutten Road, Houston, Texas 77066, on Monday, August 28, 2023 at 10:00 a.m. (Central Time), and at any adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

We have elected to furnish proxy materials and our fiscal 2022 Annual Report on Form 10-K (“Annual Report”) to many of our stockholders over the Internet pursuant to Securities and Exchange Commission (“SEC”) rules, which should allow us to reduce costs. On or about July 14, 2023, we began mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and how to vote online. All stockholders who have previously expressed a specific request to receive paper copies of proxy materials will be sent a copy of the Proxy Statement and Annual Report by mail beginning on or about July 21, 2023. The Notice also contains instructions on how you can elect to receive a printed copy of the Proxy Statement and Annual Report, if you only received a Notice by mail. The Proxy Statement, Annual Report to security holders for the year ended September 30, 2022 and proxy card are available at www.proxyvote.com. The cost of solicitation of proxies is being borne by us.

The close of business on July 3, 2023 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of July 3, 2023, we had 9,430,225 shares of common stock, par value $0.01 per share, issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of common stock on the record date is necessary to constitute a quorum at the Annual Meeting. Each share is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting. A plurality of the shares voted in person or represented by proxy at the Annual Meeting will elect as directors the nominees named in Proposal 1. Stockholders may not cumulate their votes for the election of directors. The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for: the ratification of the appointment of Marcum LLP as our independent registered public accounting firm (see Proposal 2); and approval of the non-binding advisory resolution on executive compensation (see Proposal 3). A plurality of the votes present in person or by proxy will determine the stockholders selection on the frequency of advisory resolutions on executive compensation (see Proposal 4). Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted (i) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, (ii) FOR THE RATIFICATION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2023, (iii) FOR APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION, and (iv) FOR HOLDING THE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY TWO YEARS. The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”) where the beneficial owner has not given voting instructions. Because most large brokerage firms are NYSE member organizations, these rules affect almost all public companies and not just those listed on the NYSE. With respect to the election of directors (see Proposal 1), a broker is not entitled to vote the shares of common stock unless the beneficial owner has given instructions. Additionally, a broker is not entitled to vote uninstructed shares on matters relating to executive compensation, including the vote to approve a non-binding resolution on executive compensation (see Proposal 3) and the vote on how often the advisory votes on executive compensation should occur (see Proposal 4). With respect to the ratification of the appointment of Marcum LLP as our independent registered public accounting firm (see Proposal 2), a broker will have discretionary authority to vote the shares of our stock if the beneficial owner has not given instructions.

The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy (i) by execution and submission of a revised proxy, (ii) by written notice to our Secretary, or (iii) by voting in person at the Annual Meeting.

PROPOSAL 1
TO ELECT SIX DIRECTORS FOR THE ENSUING YEAR

NOMINEES FOR DIRECTORS

The persons named in the enclosed Proxy have been selected by the Board of Directors to serve as proxies (the “Proxies”) and will vote the shares represented by valid proxies at the Annual Meeting of Stockholders and adjournments thereof. Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below. Each duly elected director will hold office until his successor shall have been elected and qualified. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed below.

All of the nominees presently serve as directors.

Eric S. Langan, age 55, has been a director since 1998, and our President, CEO and Chairman since 1999. He began his career in the hospitality industry in 1989 and has developed significant expertise in sports bar/restaurants and adult entertainment nightclubs, including related areas of real estate development and finance. Mr. Langan built the XTC Cabaret nightclub brand and merged it into RCI in 1998, expanding the scope of the company. He has been instrumental in bringing professional marketing, management, finance, and technology practices and systems to the gentlemen’s club industry. As one of the original founders of the National Association of Club Executives (ACE), Mr. Langan has been an active member of its Board of Directors since 1999. Through these activities, Mr. Langan has acquired the knowledge and skills necessary to successfully operate adult entertainment businesses.

Involvement in certain legal proceedings: On September 21, 2020, as part of the settlement of a civil administrative proceeding with the SEC, the Company, Mr. Langan and Phil Marshall (our former chief financial officer) agreed, without admitting or denying the findings, to a cease-and-desist order regarding certain sections of the Securities Exchange Act of 1934 and certain rules promulgated thereunder.

The SEC’s order as to the Company, Mr. Langan and Mr. Marshall found that, from fiscal 2014 through 2019, the Company failed to disclose a total of $615,000 in executive compensation in the form of perquisites. According to the order, these undisclosed perquisites included the cost of the personal use of the Company’s aircraft and Company-provided vehicles, reimbursements for personal airline flights, charitable corporate contributions to the school two of Mr. Langan’s children attended, and housing costs and meal allowance for Mr. Marshall. In addition, the order found that the Company failed to disclose related party transactions involving Mr. Langan’s father and brother and a director’s brother. The order further found that the Company failed to keep books and records that allowed it to report, and lacked sufficient internal controls concerning, these executive perquisites and related party transactions.

The SEC’s order as to the Company, Mr. Langan, and Mr. Marshall found that the Company and Mr. Langan violated, and Mr. Langan and Mr. Marshall caused the Company to violate, the proxy solicitation provisions of Section 14(a) of the Securities Exchange Act of 1934 and Rules 14a-3 and 14a-9 thereunder. The order further found that the Company violated, and Mr. Langan and Mr. Marshall caused the Company to violate, the reporting provisions of Section 13(a) of the Exchange Act and Rules 13a-1 and 12b-20 thereunder, the books and records provisions of Sections 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act, and the disclosure controls provision of Rule 13a-15(a) under the Exchange Act. The Company, Mr. Langan, and Mr. Marshall agreed, without admitting or denying the SEC’s findings, to a cease-and-desist order and to pay civil penalties in the amounts of $400,000, $200,000, and $35,000, respectively.

Travis Reese, age 53, became a director and our Executive Vice President in 1999. Throughout his time with the Company, Mr. Reese has served many different roles, including without limitation overseeing information technology, working to create the company’s intranet, permit tracking, and incident reporting systems as well as other technology platforms the company uses. Additionally, with his family history in military and aviation, he created the Company’s Bombshells Restaurant and Sports Bar concept in 2013. Mr. Reese has been involved in the adult entertainment industry since 1992. His experience and knowledge in this industry is essential to the Board’s oversight of our businesses.

Luke Lirot, age 66, became a director on July 31, 2007. Mr. Lirot received his law degree from the University of San Francisco in 1986. After serving as an intern in the San Francisco Public Defender’s Office in 1986, Mr. Lirot returned to Florida and established a private law practice where he continues to practice and specializes in adult entertainment issues. He is a past President of the First Amendment Lawyers’ Association and has actively participated in numerous state and federal legal matters. Mr. Lirot represents as counsel scores of individuals and entities within our industry. Having practiced in this area for over 30 years, he is aware of virtually every type of legal issue that can arise, making him an important member of the Board.

Yura Barabash, age 48, became a director on September 19, 2017. Mr. Barabash has been a Vice President of Business Development at AVI-SPL, a global market leader in collaboration and audio video technologies, and managed AV services to businesses and organizations based in Florida since October 2021. Mr. Barabash has extensive corporate finance experience across multiple industries domestically and internationally, and has been involved in multiple equity and debt financings and M&A transactions for public and private companies in the US, China, Brazil, EU and Russia. From August 2019 to January 2021, Mr. Barabash was a Chief Operating Officer of Gingko Online Learning LLC, private online learning company in Florida and a consultant to Chengdu Gingko Education Management, educational management company in Chengdu, China. From 2016 to June 2019, he was a Senior Vice President of Finance at Motorsport Network LLC (www.motorsportnetwork.com) in Miami, the largest motorsport digital media company in the world. Prior to joining Motorsport Network, he was an investment banker at Primary Capital from 2011 until 2016. Previously, Mr. Barabash was an investment banker at Rodman & Renshaw and Merrill Lynch. He holds a B.A. from Sevastopol City University in Ukraine and a Master in International Affairs from Columbia University in New York City, and is fluent in Russian. In 2022, Mr. Barabash completed the Harvard Business School Executive Education program on ‘Audit Committees in the New Era of Governance.’ Mr. Barabash is a valuable member of the Board of Directors based on his extensive corporate finance and investment banking experience across multiple industries domestically and internationally with a wide range of transactions (debt and equity). He also possesses extensive financial modeling and investor relationship experience, and experience in diligence, governance and accounting.

Elaine J. Martin, age 66, became a director on August 8, 2019. She is co-founder and general partner of two privately-held Houston area businesses for which she provides a broad array of management and accounting functions on a day-to-day basis. In 1993, she co-founded Medco Manufacturing LLC, which develops, manufactures and sells, under Food and Drug Administration (FDA) guidelines, equipment and disposable products used by plastic surgeons in domestic and international markets. In 1989, Ms. Martin co-founded Aero Tech Aviation LLC, which trains foreign nationals for the Federal Aviation Administration (FAA) Air Frame and Power Plant examination, for their license to repair US-origin aircraft. Earlier in her career, she was a Registered Nurse specializing in cosmetic surgery. Ms. Martin received her BS in Biology and Chemistry from Houston Baptist University. Her volunteer activities have included serving as a member of the Board of Directors of Texas A&M University Mothers’ Club (Aggie Moms). Ms. Martin’s business acumen and experience running companies make her an important member of the Board.

Arthur Allan Priaulx, age 83, became a director on August 8, 2019. He has more than 45 years of experience in the communications industry. Earlier in his career, he was Vice President and General Manager of King Features Division of Hearst Corporation, in charge of worldwide newspaper activities and product licensing. He was also publisher of American Banker, a leading trade publication in the financial services industry, when it was owned by Thomson Financial. In 1993, he founded Resource Media Group, a New York-based financial media and investor relations firm. His clients included a wide range of companies, including RCI Hospitality Holdings, Inc., for which he provided public and investor relations services from 1994 to 2013. Mr. Priaulx has been retired since 2014. He attended Dartmouth College and University of Southampton in the U.K. He has also completed graduate-level courses at INSEAD Business School in France and the Wharton School of the University of Pennsylvania. His volunteer activities have included serving as national vice president of United Cerebral Palsy.

OUR DIRECTORS AND EXECUTIVE OFFICERS

Our directors are elected annually and hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board of Directors. There is no family relationship between or among any of our directors and executive officers. Our Board of Directors presently consists of six persons. The following table sets forth our directors and executive officers:

Name	Age	Position
Eric S. Langan	55	Director (Chairman) and CEO/President
Bradley Chhay	39	Chief Financial Officer
Travis Reese	53	Director and Executive Vice President
Luke Lirot	66	Director
Yura Barabash	48	Director
Elaine J. Martin	66	Director
Arthur Allan Priaulx	83	Director

Bradley Chhay, age 39, was appointed as our CFO on September 14, 2020. He is a Certified Public Accountant (CPA), Certified Fraud Examiner (CFE), and Certified Information Systems Auditor (CISA). He joined us in November 2015 as Controller in charge of migrating the company to an upgraded ERP system and enhancing internal and external audit and SEC reporting functions. From 2007 through 2009, he was an auditor for Deloitte & Touche LLP. From 2009 through 2013, he served as Internal Audit Senior, IT Auditor, and Senior Fraud Auditor for Live Nation Entertainment, Inc. of Beverly Hills, a publicly-traded company that markets tickets for live entertainment worldwide, owns and operates entertainment venues, and manages music artists. From 2013 through 2015, Mr. Chhay was an Audit Supervisor and Global ERP Project Lead for RigNet, Inc. of Houston, a publicly-traded digital technology company serving the oil and gas, maritime and government markets. After RigNet, he briefly served as CFO for a smaller, privately-held, multi-unit restaurant chain.

Board Diversity Matrix

The demographic information presented below for our directors is based on voluntary self-identification by each director.

	Langan	Reese	Lirot	Barabash	Martin	Priaulx
Gender Identity
Male		x	x	x		x
Female					x
Non-Binary
Did Not Disclose Gender	x
Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		x	x	x	x	x
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	x

RELATED TRANSACTIONS

Presently, our Chairman and President, Eric Langan, personally guarantees all of the commercial bank indebtedness of the company. Mr. Langan receives no compensation or other direct financial benefit for any of the guarantees. Two adult children of Mr. Langan are also employed by the Company in corporate shared services. Colby Langan, one of Eric Langan's adult children mentioned above, is currently the President of RCI Development Services, Inc., which manages strategy on the Company's new business ventures, and received $138,762 in employment compensation during the fiscal year ended September 30, 2022.

In October 2021, we borrowed $500,000 from Ed Anakar, the brother of a former member of our board of directors, and $150,000 from Allen Chhay, the brother of our CFO, Bradley Chhay, as part of a larger group of private lenders. Their promissory notes bear interest at the rate of 12% per annum and mature in October 2024. The notes are payable in monthly installments of interest only with a balloon payment of all unpaid principal and interest due at maturity. The terms of the notes are the same as the rest of the lender group.

We paid Ed Anakar, our director of operations – club division, employment compensation of $720,492, $655,289, and $502,404 during the fiscal years ended September 30, 2022, 2021, and 2020, respectively.

We used the services of Nottingham Creations, and previously Sherwood Forest Creations, LLC, both furniture fabrication companies that manufacture tables, chairs and other furnishings for our Bombshells locations, as well as providing ongoing maintenance. Nottingham Creations is owned by a brother of Eric Langan (as was Sherwood Forest). Amounts billed to us for goods and services provided by Nottingham Creations and Sherwood Forest were approximately $207,000 in fiscal 2022, $118,000 in fiscal 2021, and $59,000 in fiscal 2020. As of September 30, 2022 and 2021, we owed Nottingham Creations and Sherwood Forest $92,808 and $12,205, respectively, in unpaid billings.

TW Mechanical LLC (“TW Mechanical”) provided plumbing and HVAC services to both a third-party general contractor providing construction services to the Company, as well as directly to the Company during fiscal 2022, 2021, and 2020. A son-in-law of Eric Langan owns a 50% interest in TW Mechanical. Amounts billed by TW Mechanical to the third-party general contractor were approximately $3,809, $0, and $19,000 for the fiscal years 2022, 2021, and 2020, respectively. Amounts billed directly to the Company were approximately $133,000, $425,000, and $62,000 for the fiscal years 2022, 2021, and 2020, respectively. As of September 30, 2022 and 2021, the Company owed TW Mechanical approximately $9,338 and $7,500, respectively, in unpaid direct billings.

Review, Approval, or Ratification of Related Transactions

On September 23, 2019, the Board of Directors, acting upon the recommendation of its Audit Committee, adopted a written related party transaction policy, under which related party transactions are subject to review, approval, rejection, modification and/or ratification by the Audit Committee. The policy provides that prior to the entry into any transaction between the Company and one of its officers, directors, 5% shareholders or an immediate family member of any of the foregoing (a “related party”), such transaction will be reported to the Company’s chief compliance officer. The Company’s chief compliance officer will undertake an evaluation of the transaction. If that evaluation indicates that the transaction would require the Audit Committee’s approval, the Company’s chief compliance officer will report this transaction to the Audit Committee. The Audit Committee will review the material facts of all related party transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the related party transaction. If advance Audit Committee approval of a related party transaction is not feasible, then the related party transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified at the Audit Committee’s next regularly scheduled meeting. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account factors it deems appropriate. In the event that the Audit Committee determines not to ratify and approve the related party transaction, then the Audit Committee will instruct that the related party transaction be rescinded or unwound. The Audit Committee will not approve or ratify any related party transaction unless it deems that the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director will participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director shall provide all material information concerning the transaction to the Audit Committee.

In reviewing related party transactions under the policy, the Audit Committee will review and consider one or more of the following as it seems appropriate for the circumstances: (1) the related party’s interest in the related party transaction; (2) the approximate dollar value of the amount involved in the related party transaction; (3) the approximate dollar value of the amount of the related party’s interest in the transaction without regard to the amount of any profit or loss; (4) whether the transaction was undertaken in the ordinary course of business of the Company; (5) whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party; (6) the purpose of, and the potential benefits to the Company of, the related party transaction; (7) whether the related party transaction would impair the independence of an outside director; (8) required public disclosure, if any; and (9) any other information regarding the related party transaction or the related party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction. The Audit Committee will review all relevant information available to it about the related party transaction. The Audit Committee may approve or ratify the related party transaction only if the Audit Committee determines in good faith that, under all of the circumstances, the transaction is fair as to the Company. The Audit Committee, in its sole discretion, may impose such condition as it deems appropriate on the Company or the related party in connection with approval of the related party transaction.

Our Audit Committee is composed of all independent directors, including Yura Barabash, Elaine Martin and Arthur Allan Priaulx. We additionally have one other independent director, Luke Lirot, who is not on the Audit Committee. The definition of “independent” used herein is based on the independence standards of The NASDAQ Stock Market LLC.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

All directors are expected to make every effort to attend meetings of the Board of Directors, meetings of any Board Committees on which such director serves, and annual meetings of stockholders. The Board of Directors held 10 meetings during the fiscal year ended September 30, 2022. The Board of Directors also executed 13 written consents to action in lieu of a meeting of the Board of Directors, which were approved unanimously. During the fiscal year ended September 30, 2022, none of our then directors attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a director, and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served. Four of our six current directors attended the prior year’s annual meeting of stockholders in person. There is no family relationship between or among any of our directors and executive officers. We have four directors who meet the definition of “independent director” under the NASDAQ Stock Market Rules, including Luke Lirot, Yura Barabash, Elaine Martin and Arthur Allan Priaulx.

Eric Langan serves as both Chairman of the Board of Directors and Chief Executive Officer. Of our four independent directors, no director has been designated “lead” independent director. Accordingly, all four independent directors have an equal role in the leadership of the Board. We believe that our overall leadership structure is appropriate based on our current size.

As a part of its oversight function, the Board of Directors monitors how management operates the company. Risk is an important part of deliberations at the Board and committee level throughout the year. Committees consider risks associated with their particular areas of responsibility. The Board of Directors as a whole considers risks affecting us. To that end, the Board conducts periodic reviews of corporate risk management policies and procedures. The Board and its committees consider, among other things, the relevant risks to us when granting authority to management and approving business strategies. Through this risk oversight process, the Board reserves the right to make changes to our leadership structure in the future if it deems such changes are appropriate and in the best interest of our stockholders.

AUDIT COMMITTEE

We have an Audit Committee whose current members are Yura Barabash, Elaine Martin and Arthur Allan Priaulx. All members of the Audit Committee are independent directors. The purpose of the Audit Committee is to (i) oversee our accounting and financial reporting processes, our disclosure controls and procedures and system of internal controls and audits of our consolidated financial statements, (ii) oversee the relationship with our independent auditors, including appointing or changing our auditors and ensuring their independence, and (iii) provide oversight regarding significant financial matters. The Audit Committee meets privately with our Chief Financial Officer and with our independent registered public accounting firm and evaluates the responses by the Chief Financial Officer both to the facts presented and to the judgments made by our outside independent registered public accounting firm. Yura Barabash serves as the Audit Committee’s financial expert. The Audit Committee held seven meetings during the fiscal year ended September 30, 2022.

In June 2023, our Board adopted an updated Charter for the Audit Committee. A copy of the Audit Committee Charter can be found on our website at www.rcihospitality.com/investor. The Charter establishes the independence of our Audit Committee and sets forth the scope of the Audit Committee’s duties. The Audit Committee conducts an ongoing review of our financial reports and other financial information prior to their being filed with the SEC, or otherwise provided to the public. The Audit Committee also reviews our systems, methods and procedures of internal controls in the areas of: financial reporting, audits, treasury operations, corporate finance, managerial, financial and SEC accounting, compliance with law, and ethical conduct. NASDAQ Stock Market Rules require all members of the Audit Committee to be independent. The Audit Committee is objective, and reviews and assesses the work of our independent registered public accounting firm and our internal accounting department.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended September 30, 2022. The Audit Committee discussed with Marcum LLP (“Marcum”), our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received from Marcum the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the Audit Committee concerning independence, and has discussed with Marcum the independence of Marcum.

Based on the review and discussions referred to in the paragraph above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended September 30, 2022. This report is furnished by the Audit Committee of our Board of Directors, whose members are:

Yura Barabash
Elaine Martin
Arthur Allan Priaulx

NOMINATING COMMITTEE

We have a Nominating Committee whose current members are Yura Barabash, Elaine Martin, Luke Lirot and Arthur Allan Priaulx. In July 2004, the Board unanimously adopted a Charter with regard to the process to be used for identifying and evaluating nominees for director. The Charter establishes the independence of our Nominating Committee and sets forth the scope of the Nominating Committee’s duties. NASDAQ Stock Market Rules require all members of the Nominating Committee to be independent. Pursuant to its Charter, the Committee has the power and authority to consider Board nominees and proposals submitted by our stockholders and to establish any procedures, including procedures to facilitate stockholder communication with the Board of Directors, and to make any such disclosures required by applicable law in the course of exercising such authority. A copy of the Nominating Committee’s Charter can be found on our website at www.rcihospitality.com/investor. The Nominating Committee held one meeting during the fiscal year ended September 30, 2022.

Stockholders who wish to submit a proposal for consideration by the Nominating Committee should review the proposal requirements and deadlines referenced in the section “Future Proposals of Stockholders” below. Stockholder recommendations to the Board of Directors should be sent to 10737 Cutten Road, Houston, Texas 77066, Attention: Corporate Secretary. Any stockholder recommendations for consideration by the Nominating Committee should include the candidate’s name, biographical information, information regarding any current or past relationships between the candidate and RCI Hospitality Holdings, Inc., a description of our shares beneficially owned by the recommending stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person under which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board of Directors, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating Committee may reasonably request. All candidates, whether proposed by a stockholder or by any other means, will be evaluated based on the criteria established by the Board of Directors. Minimum criteria for non-employee candidates includes financial experience and “independence” as defined under applicable rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002 and NASDAQ Stock Market Rules. Additional criteria may include: (a) satisfactory results of any background investigation; (b) experience and expertise; (c) financial resources; (d) time availability; (e) community involvement; (f) diversity of viewpoints, backgrounds, experiences and other demographics, and (g) such other criteria as the Nominating Committee may determine to be relevant.

COMPENSATION COMMITEE

We have a Compensation Committee whose current members are Yura Barabash, Elaine Martin, Luke Lirot and Arthur Allan Priaulx. In June 2014, the Compensation Committee adopted a Charter with regard to the Compensation Committee’s responsibilities, including evaluating, reviewing and determining the compensation of our Chief Executive Officer and other executive officers. A copy of the Compensation Committee’s Charter can be found on our website at www.rcihospitality.com/investor. The Compensation Committee held three meetings during the fiscal year ended September 30, 2022.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (see below) to be included in this Proxy Statement on Schedule 14A. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and

Analysis be included in this report. This report is furnished by the Compensation Committee of our Board of Directors, whose members are:

Yura Barabash
Luke Lirot
Elaine Martin
Arthur Allan Priaulx

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Yura Barabash, Elaine Martin, Luke Lirot and Arthur Allan Priaulx. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s Board of Directors or compensation committee.

STOCKHOLDER COMMUNICATIONS

We do not currently have a formal process for security holders to send communications to the Board of Directors, which we believe is appropriate based on our size, the limited number of our stockholders and the limited number of communications which we receive. However, we welcome comments and questions from our stockholders. Stockholders can direct communications to our Chairman and Chief Executive Officer, Eric Langan at our executive offices, 10737 Cutten Road, Houston, Texas 77066. While we appreciate all comments from stockholders, we may not be able to individually respond to all communications. We attempt to address stockholder questions and concerns in our press releases and documents filed with the SEC so that all stockholders have access to information about us at the same time. Mr. Langan collects and evaluates all stockholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Langan will disseminate the communication to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Langan will promptly direct that communication to the appropriate executive officer or director. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes the material elements of the Company’s compensation programs as they relate to our executive officers who are listed in the compensation tables appearing below. This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes. The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2022, as well as any other individuals included in the Summary Compensation Table, are referred to as “named executive officers.”

Overview of Compensation Committee Role and Responsibilities

The Compensation Committee of the Board of Directors oversees our compensation plans and policies, reviews and approves all decisions concerning the named executive officers’ compensation, which may further be approved by the Board, and administers our stock option and equity plans, including reviewing and approving stock option grants and equity awards under the plans. The Compensation Committee’s membership is determined by the Board and is composed entirely of independent directors.

Management plays a role in the compensation-setting process. The most significant aspects of management’s role are to evaluate employee performance and recommend salary levels and equity compensation awards. Our Chief Executive Officer often makes recommendations to the Compensation Committee and the Board concerning compensation for other executive officers. Our Chief Executive Officer is a member of the Board but does not participate in Board decisions regarding any aspect of his own compensation. The Compensation Committee can retain independent advisors or consultants.

Compensation Committee Process

The Compensation Committee reviews executive compensation in connection with the evaluation and approval of an employment agreement, an increase in responsibilities or other factors. With respect to equity compensation awarded to other employees, the Compensation Committee or the Board may grant stock options, often after receiving a recommendation from our Chief Executive Officer. The Compensation Committee also evaluates proposals for incentive and performance equity awards, and other compensation.

Compensation Philosophy

The Compensation Committee emphasizes the important link between the Company’s performance, which ultimately affects stockholder value, and the compensation of its executives. Therefore, the primary goal of the Company’s executive compensation policy is to try to align the interests of the executive officers with the interests of the stockholders. In order to achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities and skills are critical to the long-term success of the Company and reward them for their efforts in ensuring the success of the Company, (ii) align the Company’s compensation programs with the Company’s long-term business strategies and objectives, and (iii) provide variable compensation opportunities that are directly linked to the Company’s performance and stockholder value, including an equity stake in the Company. Our named executive officers’ compensation utilizes two primary components — base salary and long-term equity compensation — to achieve these goals. Additionally, the Compensation Committee may award discretionary bonuses to certain executives based on the individual’s contribution to the achievement of the Company’s strategic objectives.

Setting Executive Compensation

We fix executive base compensation at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the compensation that is paid by companies that we believe to be our competitors and by other companies with which we believe we generally compete for executives.

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise and performance, our company’s overall performance and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Compensation Committee strives to strike an appropriate balance between base compensation and incentive compensation. The Compensation Committee also endeavors to properly allocate between cash and non-cash compensation and between annual and long-term compensation.

The Role of Shareholder Say-on-Pay Votes

At our annual meeting of shareholders held on August 23, 2022, approximately 94% of the shareholders who voted (including abstentions) on the “say-on-pay” proposal approved the compensation of our named executive officers, as disclosed in the proxy statement. Although this advisory shareholder vote on executive compensation is non-binding, the Compensation Committee will consider the outcome of the vote when making future compensation decisions for named executive officers.

Base Salary

The Company provides executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Subject to the provisions contained in employment agreements with executive officers concerning base salary amounts, base salaries of the executive officers are established based upon compensation data of comparable companies in our market, the executive’s job responsibilities, level of experience, individual performance and contribution to the business. We believe it is important for the Company to provide adequate fixed compensation to highly qualified executives in our competitive industry. In making base salary decisions, the Compensation Committee uses its discretion and judgment based upon personal knowledge of industry practice but does not apply any specific formula to determine the base salaries for the executive officers.

Retirement Savings Plan

The Company maintains a retirement savings plan for the benefit of our executives and employees. Our Simple IRA Plan is intended to qualify as a defined contribution arrangement under the Internal Revenue Code (the “Code”). Participants may elect to defer a percentage of their eligible pretax earnings each year or contribute a fixed amount per pay period up to the maximum contribution permitted by the Code. All participants’ plan accounts are 100% vested at all times. All assets of our Simple IRA Plan are invested based on participant-directed elections. We make certain matching contributions to the Simple IRA Plan, which are also 100% vested.

Perquisites and Other Personal Benefits

The Company’s executive officers participate in the Company’s other benefit plans on the same terms as other employees on a non-discriminatory basis. These plans include medical, dental, life and disability insurance. Relocation benefits also are reimbursed and are individually negotiated when they occur. The Company reimburses each executive officer for all reasonable business and other expenses incurred by them in connection with the performance of their duties and obligations. The Company does not provide named executive officers with any significant perquisites or other personal benefits except for personal travel using Company-owned automobiles and/or aircrafts, and housing and living expenses for our former CFO. In September 2019, the board of directors approved an aircraft policy allowing personal use of Company aircrafts as follows: (1) 25 hours per fiscal quarter for our CEO, and (2) 12 hours each per fiscal quarter for other executive officers.

SUMMARY COMPENSATION TABLE

The following table reflects all forms of compensation for services to us for the fiscal years ended September 30, 2022, 2021, and 2020 of our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Eric S. Langan	2022	1,700,000	—	1,568,500	151,353	3,419,853
President and Chief Executive	2021	1,436,539	—	—	108,679	1,545,218
Officer	2020	1,073,077	—	—	95,975	1,169,052

Bradley Chhay	2022	428,077	—	1,568,500	77,374	2,073,951
Chief Financial Officer	2021	431,442	7,500	—	66,055	504,997
	2020	269,231	25,000	—	50,333	344,564

Travis Reese	2022	423,077	—	1,568,500	66,862	2,058,439
Executive Vice President	2021	437,827	—	—	65,537	503,364
	2020	348,750	—	—	66,418	415,168

(1)Amounts represent the aggregate grant date fair value of the stock options granted during the fiscal year, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these stock option awards can be found in Note 2 to the consolidated financial statements in the Annual Report on Form 10-K.

(2)All Other Compensation consists of SIMPLE IRA matching contributions, automobile expenses, personal use of aircraft, and housing and living expenses. We account for personal use of aircraft to be the aggregate incremental cost of personal use of the company aircraft as calculated based on a cost-per-flight-hour charge developed by a nationally recognized and independent service. The charge reflects the direct cost of operating the aircraft, including fuel, additives, lubricants, maintenance labor, airframe parts, engine restoration, and major periodic maintenance. We added actual airport/hangar fees charged to the company on a per-flight basis. The charge does not include fixed costs that do not change based on usage, such as aircraft depreciation, home hangar expenses, and general taxes and insurance. We value automobile expenses based on the annual depreciation rate of automobiles assigned for use by the particular officer, plus cost of insurance, registration, repairs, maintenance, tolls, and fuel. Tax reimbursement benefit is based on automobile fringe benefits.

A table of All Other Compensation for fiscal 2022 for our named executive officers is presented below:

Name	SIMPLE IRA Matching Contribution ($)	Automobile Expenses ($)	Personal Use of Aircraft ($)	Tax Reimbursement ($)	Total All Other Compensation ($)
Eric S. Langan	15,942	26,100	98,762	10,549	151,353

Bradley Chhay	13,001	49,053	7,518	7,802	77,374

Travis Reese	12,837	23,866	25,346	4,813	66,862

CEO Pay Ratio

We reviewed a comparison of annual total compensation of our CEO to the annual compensation of our median employee who was selected from all employees who were employed (other than the CEO) during our fiscal year ended September 30, 2022.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The compensation for our CEO in fiscal 2022 of $3,419,853 was approximately 135 times the compensation of our fiscal 2022 median employee of $25,294.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding grants of plan-based awards made to our named executive officers during fiscal 2022.

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Option Awards(1) (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)
Eric S. Langan	2/9/2022	—	—	—	50,000	100.00	1,568,500

Bradley Chhay	2/9/2022	—	—	—	50,000	100.00	1,568,500

Travis Reese	2/9/2022	—	—	—	50,000	100.00	1,568,500

(1)This column reflects stock options that vest ratably over a four-year period (i.e., 20% on the annual stockholders' meeting following the grant date and 20% on each of the four anniversary dates).

The following table sets forth information with respect to outstanding stock options awards for each of our named executive officers as of September 30, 2022.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date
Eric S. Langan	2/9/2022	10,000	40,000	100.00	2/9/2027

Bradley Chhay	2/9/2022	10,000	40,000	100.00	2/9/2027

Travis Reese	2/9/2022	10,000	40,000	100.00	2/9/2027

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2022

There were no stock options exercised nor restricted stock that vested during the fiscal year ended September 30, 2022.

DIRECTOR COMPENSATION

We pay the expenses of our directors in attending board meetings. We paid no equity-based compensation during the fiscal year ended September 30, 2022, and we paid our independent directors $40,000 in cash for the fiscal year. The Audit Committee chair received additional compensation of $10,000 in cash. Following is a schedule of all compensation paid to our directors in the year ended September 30, 2022:

Name	Fees earned or paid in cash ($)
Luke C. Lirot	40,000
Yura Barabash	50,000
Elaine Martin	40,000
Arthur Allan Priaulx	40,000
Eric S. Langan	—
Travis Reese	—

EMPLOYMENT AGREEMENTS

On August 25, 2022, we entered into new two-year employment agreements with each of our executive officers, including Eric Langan, our Chief Executive Officer and President; Bradley Chhay, our Chief Financial Officer; and Travis Reese, our Executive Vice President and Secretary. Under their respective new agreements, Mr. Chhay’s annual salary increased to $465,000; Mr. Reese’s annual salary increased to $460,000; and Mr. Langan’s annual salary remained the same at $1,700,000. The term of each of the agreements commenced on September 1, 2022 and will end on August 31, 2024. Each of the new employment agreements also provides for bonus eligibility, expense reimbursement, health benefits, participation in our benefit plans, use of a company-owned automobile, access to company-owned aircraft (subject to the terms and conditions of our corporate aircraft policy), and two weeks paid vacation annually. Under the terms of the new agreements, each executive is bound to a confidentiality provision and cannot compete with us for a period upon termination of the agreement.

Currently, our executive officers do not have long-term incentive plans or defined benefit or actuarial plans outstanding.

EMPLOYEE STOCK OPTION PLANS

On February 7, 2022, our board of directors approved the 2022 Stock Option Plan (the “2022 Plan”). The board’s adoption of the 2022 Plan was approved by the shareholders during the annual stockholders' meeting on August 23, 2022. The 2022 Plan provides that the maximum aggregate number of shares of common stock underlying options that may be granted under the 2022 Plan is 300,000. The options granted under the 2022 Plan may be either incentive stock options or non-qualified options. The 2022 Plan is administered by the compensation committee of the board of directors. The compensation committee has the exclusive power to select individuals to receive grants, to establish the terms of the options granted to each participant, provided that all options granted shall be granted at an exercise price not less than the fair market value of the common stock covered by the option on the grant date, and to make all determinations necessary or advisable under the 2022 Plan. On February 9, 2022, the board of directors approved a grant of 50,000 stock options each to six members of management subject to the approval of the 2022 Plan.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

We attempt to make our compensation programs discretionary, balanced and focused on the long term. We believe goals and objectives of our compensation programs reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Our approach to compensation practices and policies applicable to employees and consultants is consistent with that followed for our executives. Based on these factors, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at July 3, 2023, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our executive officers and directors as a group. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o RCI Hospitality Holdings, Inc., 10737 Cutten Road, Houston, Texas 77066. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentage ownership is based on 9,430,225 shares of common stock outstanding at July 3, 2023. Generally, in computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deem outstanding shares of common stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of July 3, 2023 and shares of common stock issuable upon conversion of other securities held by that person that are currently convertible or convertible within 60 days of July 3, 2023; we do not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Presently, there are no outstanding securities that are exercisable or convertible into shares of common stock. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name/Address	Number of shares		Title of class	Percent of Class (1)
Executive Officers and Directors

Eric S. Langan	723,870	(2)(9)	Common stock	7.66%

Bradley Chhay	25,474	(3)(9)	Common stock	*

Yura Barabash	661	(4)	Common stock	*

Travis Reese	34,541	(5)(9)	Common stock	*

Luke Lirot	518		Common stock	*

Elaine Martin	8,597		Common stock	*

Arthur Allan Priaulx	2,000		Common stock	*

All of our Directors and Officers as a Group of seven persons	791,921		Common stock	8.34%

Other > 5% Security Holders

BlackRock, Inc. (6)	575,106		Common stock	6.10%

ADW Capital Partners, L.P.(7)	949,000	(8)	Common stock	10.01%

(1)	These percentages exclude treasury shares in the calculation of percentage of class.

(2)	Includes 1,870 shares held in an investment club over which Mr. Langan has shared voting and investment power. As of the date of this report, Mr. Langan owns less than 0.1% of the investment club.

(3)	Number of shares is rounded to the nearest whole number. The actual amount is 25,474.317 shares. Includes 1,870 shares held in an investment club over which Mr. Chhay has shared voting and investment power. As of the date of this report, Mr. Chhay owns approximately 4.1% of the investment club.

(4)	Number of shares is rounded to the nearest whole number. The actual amount is 660.666 shares.

(5)	Includes 1,870 shares held in an investment club over which Mr. Reese has shared voting and investment power. As of the date of this report, Mr. Reese owns approximately 1.8% of the investment club.

(6)	Based on the most recently available Schedule 13G filed with the SEC on February 1, 2023 by BlackRock Inc. BlackRock beneficially owned 575,106 shares, with sole voting power over 565,882 shares and sole dispositive power over 575,106 shares. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(7)	Based on the most recently available Schedule 13G filed with the SEC on February 13, 2023 by ADW Capital Partners, L.P., ADW Capital Management, LLC and Adam D. Wyden. ADW Capital Management, LLC is the general partner and investment manager of ADW Capital Partners, L.P. Mr. Wyden is the sole manager of ADW Capital Management, LLC. ADW Capital Partners, L.P is the record and direct beneficial owner of 949,000 shares, with shared voting power and shared dispositive power over all such shares. The address of each of these reporting persons is 1133 Broadway, Suite 719, New York, New York 10010.

(8)	Includes 50,000 shares represented as call options.

(9)	Includes 20,000 shares underlying vested stock options.

The Company is not aware of any arrangements that could result in a change in control of the Company.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 furnished to us during the fiscal year ended September 30, 2022, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements during the fiscal year ended September 30, 2022, except for (i) a Form 4 for a single transaction that was not filed on a timely basis by Yura Barabash, a director, and (ii) two Form 4s for a total of three transactions that were not filed on a timely basis by Elaine Martin, a director.

PROPOSAL 2
TO RATIFY THE SELECTION OF MARCUM LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2023

The Audit Committee of the Board of Directors has selected Marcum LLP (“Marcum”) as our independent registered public accounting firm for the fiscal year ending September 30, 2023. Although not required by law or otherwise, the selection is being submitted to our stockholders as a matter of corporate policy for their ratification. We wish to obtain from the stockholders a ratification of the Audit Committee’s action in appointing the existing independent registered public accounting firm, Marcum, for the fiscal year ending September 30, 2023. Such ratification requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during or after the year if the Audit Committee believes that such a change would be in the best interests of the company and our stockholders. If our stockholders do not ratify the appointment, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Marcum is not expected to be present in person at the Annual Meeting.

The Board of Directors unanimously recommends a vote FOR the ratification of Marcum as our independent registered public accounting firm for the fiscal year ending September 30, 2023.

DISCLOSURE ABOUT FEES

The following table sets forth the aggregate fees paid or accrued for professional services and the aggregate fees paid or accrued for audit-related services and all other services rendered by Friedman LLP (our previous independent registered public accounting firm which combined with Marcum LLP effective September 1, 2022) for fiscal 2022 and 2021.

	2022	2021
Audit fees	$1,256,537	$695,015
Audit-related fees	—	7,000
Tax fees	—	—
All other fees	—	—
Total	$1,256,537	$702,015

“Audit fees” include fees billed for professional services rendered in connection with the annual audit and quarterly reviews of the Company’s consolidated financial statements, the audit of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, and assistance with securities filings other than periodic reports.
“Audit-related fees” include professional services in relation to a Form S-3 filing.

“Tax fees” include consultation related to tax compliance and tax structuring.

“All other fees” include fees billed for professional services rendered in connection with the SEC investigation.

All above audit services, audit-related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Friedman, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of all services performed by the outside auditors.

PROPOSAL 3
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The SEC’s proxy rules provide that not less than once every three years, all companies subject to the Securities Exchange Act of 1934 (the “Exchange Act”) must include a separate resolution subject to stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in the proxy statement. This vote, commonly known as a “say-on-pay” vote, gives a company’s stockholders the opportunity to endorse or not endorse the company’s executive pay program and policies. We are asking stockholders to approve the following resolution:

“RESOLVED, that the compensation paid to RCI Hospitality Holdings, Inc.’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S–K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As provided in Section 14A of the Exchange Act, this vote will not be binding on us or our Board of Directors and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

At our 2022 Annual Meeting of Stockholders, the last meeting where we included a say-on-pay vote, stockholders approved the executive compensation resolution.

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting. On this matter, abstentions and broker non-votes will have no effect on the voting.

The Board of Directors recommends a vote FOR the resolution to approve the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 4
NON-BINDING ADVISORY VOTE ON THE FREQUENCY
OF VOTES ON EXECUTIVE COMPENSATION

As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote about how often we should present stockholders with the opportunity to vote on compensation awarded to our named executive officers. You may elect to have the say-on-pay vote held every year, every two years, or every three years, or you may abstain.

As provided in Section 14A of the Exchange Act, this vote will not be binding on us or the Board of Directors and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation.

The Board of Directors recommends that say-on-pay votes be held once every two years, but stockholders are not voting to approve or disapprove of that recommendation. We believe that a two-year voting frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies, and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. We also believe that a two-year timeframe provides a better opportunity to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote.

At our 2017 Annual Meeting of Stockholders, the last meeting where we included this vote on the frequency of say-on-pay votes, stockholders voted, on an advisory basis, to hold say-on-pay votes every year. The next stockholder advisory vote on the frequency of say-on-pay votes will occur at our Annual Meeting held in 2029.

The frequency that receives the highest number of votes cast will be deemed to be the frequency selected by the stockholders. Because this vote is advisory, it will not be binding upon our Board of Directors. The Board of Directors will, however, consider the outcome of the stockholder vote, along with other relevant factors, in determining the voting frequency.

The Board of Directors recommends that stockholders vote to have the non-binding vote on executive compensation every TWO YEARS.

OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

FUTURE PROPOSALS OF STOCKHOLDERS

Proposals for Inclusion in our 2024 Proxy Materials

Under SEC rules, if a stockholder wants us to include a proposal in our 2024 proxy materials for presentation at our 2024 Annual Meeting of Stockholders, then the proposal must be received at our principal executive offices at 10737 Cutten Road, Houston, Texas 77066, Attention: Corporate Secretary, by March 16, 2024. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Other Proposals or Nominations to be brought before our 2024 Annual Meeting

Under our Bylaws, a stockholder must follow certain procedures to nominate a person for election as a director or to introduce an item of business at an Annual Meeting of Stockholders (other than a stockholder proposal submitted for inclusion in our proxy materials under SEC rules). These procedures provide that a nomination or the introduction of an item of business at an Annual Meeting of Stockholders must be submitted in writing to our Corporate Secretary at our principal executive offices at 10737 Cutten Road, Houston, Texas 77066.

Any stockholder considering introducing a nomination or other item of business should carefully review our Bylaws, which are available at http://www.rcihospitality.com/investor.

We must receive written notice of your intention to nominate a director or to propose an item of business at our 2024 Annual Meeting according to this schedule:

If the 2024 Annual Meeting is to be held within 30 days before or after the anniversary of the date of this year’s Annual Meeting, then we must receive it not less than 90 days nor more than 120 days in advance of the anniversary of the 2024 Annual Meeting.

If the 2024 Annual Meeting is to be held on a date not within 30 days before or after such anniversary, then we must receive it no later than 10 days following the first to occur:

●	the date on which notice of the date of the 2024 Annual Meeting is mailed; or
●	the date public disclosure of the date of the 2024 Annual Meeting is made.

Upon written request, we will provide, without charge, a copy of our Bylaws. Requests should be directed to our principal executive offices at 10737 Cutten Road, Houston, Texas 77066, Attention: Corporate Secretary.

MISCELLANEOUS

Only one Notice of Internet Availability of Proxy Materials (the “Notice”) is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address. We undertake to deliver promptly upon request a separate copy of the Notice to any stockholder at a shared address to which a single copy of the Notice was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of the Notice or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at (281) 397-6730 or by mail to our address at 10737 Cutten Road, Houston, Texas 77066, Attention: Corporate Secretary. In addition, stockholders sharing an address can request delivery of a single copy of proxy materials and/or notices if you are receiving multiple copies upon written or oral request to the President at the address and telephone number stated above.

Admission to the Annual Meeting is limited to stockholders as of the close of business on July 3, 2023 and individuals designated a stockholder’s authorized proxy holder. In each case, the individual must have proof of ownership of our stock, as well as a valid government-issued photo identification, such as a valid driver’s license or passport, to be admitted to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

ERIC S. LANGAN
CHAIRMAN OF THE BOARD AND PRESIDENT

JULY 14, 2023
HOUSTON, TEXAS

Your **Vote** Counts!

RCI HOSPITALITY HOLDINGS, INC.

2023 Annual Meeting

Vote by August 27, 2023

11:59 PM ET

You invested in RCI HOSPITALITY HOLDINGS, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on August 28, 2023.**

Get informed before you vote

View the Notice & Proxy Statement, Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to August 14, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

August 28, 2023
10:00 AM CDT

Corporate Offices
10737 Cutten Road
Houston, Texas 77066

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners)Signature [PLEASE SIGN WITHIN BOX] DateDate SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 00 00 61 71 60 _1 R 1. 0. 0. 6 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. ELECTION OF DIRECTORS OF THE COMPANY Nominees 01) Eric S. Langan 02) Travis Reese 03) Luke Lirot 04) Yura Barabash 05) Elaine J. Martin 06) Arthur Allan Priaulx RCI HOSPITALITY HOLDINGS, INC. 10737 CUTTEN ROAD HOUSTON,TX 77066 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on August 27, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on August 27, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. PROPOSAL TO RATIFY THE SELECTION OF MARCUM LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2023. 3. RESOLVED, THAT THE COMPENSATION PAID TO RCI HOSPITALITY HOLDINGS, INC.'S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION, IS HEREBY APPROVED. The Board of Directors recommends you vote 2 YEARS on the following proposal: 1 year 2 years 3 years Abstain 4. PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, WHETHER THE NON-BINDING ADVISORY VOTES ON EXECUTIVE COMPENSATION SHOULD OCCUR EVERY ONE, TWO, OR THREE YEARS. NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORETHE ANNUAL MEETING. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

00 00 61 71 60 _2 R 1. 0. 0. 6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com PROXY RCI HOSPITALITY HOLDINGS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 28, 2023 The undersigned hereby appoints Eric S. Langan and Travis Reese, and each of them as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of RCI Hospitality Holdings, Inc. held of record by the undersigned on July 3, 2023, at the Annual Meeting of Stockholders to be held at our corporate offices located at 10737 Cutten Road, Houston, Texas 77066, on Monday, August 28, 2023 at 10:00 A.M. (Central Daylight Time), and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN NUMBER 1, FOR THE RATIFICATION IN NUMBER 2, FOR APPROVAL OF THE RESOLUTION IN NUMBER 3, AND FOR THE TWO YEARS OPTION IN NUMBER 4. Continued and to be signed on reverse side